Exhibit 99.2

Koch Agronomic Services and Marrone Bio Innovations Agree to Exclusive Row Crop Sales Rights for Regalia Brands

Wichita, Kan. and Davis, Calif., June 1, 2016 – Koch Agronomic Services, LLC (Koch), with support from its affiliate, Koch Biological Solutions, LLC, has secured exclusive rights to sell REGALIA® Rx in the U.S. and REGALIA® Maxx in Canada. Koch will market and sell the products for broad-acre agriculture applications. REGALIA® Rx and REGALIA® Maxx are manufactured by Marrone Bio Innovations, Inc. (MBI) (NASDAQ: MBII) and improve crop performance by providing defense against fungal pests. Both products also offer significant plant health benefits.

MBI is a pioneer in the rapidly growing field of biopesticides with multiple product lines already in the market. MBI’s products are supported by robust capabilities for discovering, developing and commercializing naturally derived technologies.

“MBI has a proven history of developing biopesticides that offer effective solutions for growers” said Pam Marrone, founder and CEO of Marrone Bio Innovations. “We believe that Koch’s broad-acre agriculture experience and ability to bring products to market will provide more growers the ability to increase their yields with REGALIA® Rx and REGALIA® Maxx on broad-acre row crops.”

Koch Agronomic Services is dedicated to providing fertilizers to increase plant performance that are grounded in science. Koch Agronomic Services has a broad portfolio of enhanced efficiency fertilizer technologies in both the agricultural and turf & ornamental markets including AGROTAIN® nitrogen stabilizer, SUPERU® fertilizer, POLYON® and DURATION® controlled-release fertilizer and UMAXX® stabilized nitrogen among many others.

Koch Biological Solutions has established a strong discovery platform focused on the identification, development and commercialization of biostimulant products that improve plant performance. The company has several promising biological product candidates in various stages of development.

“We’re looking for ways to bring effective, science-based products to the market whether that’s through the development of our own products, or through partnerships with innovators like MBI,” said Bill Boycott, vice president, biologicals and origination for Koch. “Our goal is to provide effective biologicals for our customers and growers. We are very excited about the technology behind REGALIA® Rx and REGALIA® Maxx.”

Additional terms of the deal were not disclosed.

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About Koch Agronomic Services, LLC

Koch Agronomic Services, LLC and its affiliates produce and market plant performance solutions for the world’s top agriculture producers and turf and ornamental professionals. Koch Agronomic Services, LLC is committed to delivering exceptional value through a combination of research and development, an innovative product portfolio and outstanding service. Koch Agronomic Services, LLC is a subsidiary of Koch Ag & Energy Solutions, LLC. www.kochagronomicservices.com.

About Koch Biological Solutions, LLC

Koch Biological Solutions, LLC and its affiliates are creating new technologies to satisfy the changing needs of the agricultural industry. Koch Biological Solutions, LLC is focused on biological solutions that increase crop performance through science based products. Koch Biological Solutions, LLC is an affiliate of Koch Agronomic Services, LLC. www.kochbiologicalsolutions.com

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) aims to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have four products for agriculture on the market—Regalia®, Grandevo®, Venerate® and Majestene®—and also distribute Bio-tam® 2.0 for Isagro USA. MBI also markets Zequanox® for invasive mussels, a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the market for and sales of the Regalia family of brands and potential benefits of MBI’s collaboration with Koch and Koch’s ability to bring Regalia brands to the broad-acre row crop market. Such forward-looking statements are based on information available to MBI as of the date of this release and involve a number of risks and uncertainties, some beyond the MBI’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including any difficulty in marketing Regalia brands to the broad-acre row crop market with MBI’s principal customers, competition in the market for pest management products and lack of understanding of bio-based pest management products by customers and growers. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Contact:

Marrone Bio Innovations, Inc.	Koch Agronomic Services, LLC
Nancy M. Hood, VP Marketing	Rob Carlton
(530)750-2800	Manager, Business Communications
nhood@marronebio.com	Koch Companies Public Sector, LLC
rob.carlton@kochps.com
MBI Investor Relations
James Palczynski, ICR
(203)682-8229
James.Palczynski@icrinc.com